Exhibit 23.01


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed
Registration Statement File No. 333-40601 and Registration
Statement File No. 333-66949.




Omaha, Nebraska,
  March 11, 1999